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                                                                     EXHIBIT 3.2


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          CONVERGENT GROUP CORPORATION


                                   ARTICLE I

         The name of the corporation is Convergent Group Corporation (the "Corporation").

                                   ARTICLE II

         The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law") and to possess and exercise all of the powers and privileges granted by such law and any other law of the State of Delaware.

                                  ARTICLE III

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is 200,000,000 consisting of (a) 125,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), and (b) 75,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock").

         The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of Preferred Stock then outstanding) to the extent permitted by Delaware Law. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any class or series of Preferred Stock may, to the extent permitted by law, provide that such class or series shall be superior to, rank equally with or be junior to the Preferred Stock of any other class or series. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any class or


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series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any class or series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation.

                                   ARTICLE IV

                  (i) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three or nor more than 15 directors, the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

                  (ii) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected, provided that directors initially designated as Class I directors shall serve for a term ending on the date of the 2001 annual meeting, directors initially designated as Class II directors shall serve for a term ending on the date of the 2002 annual meeting, and directors initially designated as Class III directors shall serve for a term ending on the date of the 2003 annual meeting. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorship among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any director.

                  (iii) The names and mailing addresses of the persons who are to serve initially as directors of each class are:

                Name                Mailing Address

Class 1      Scott Schley           Convergent Group Corporation
                                    399 South Fiddler's Green Circle, Suite 600
                                    Englewood, CO 80111

Class II     John Blend III         c/o Insight Capital Partners
                                    527 Madison Avenue, 10th Floor
                                    New York, NY 10022

             Robert Sharpe



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                Name                Mailing Address

Class III    Jerry Murdock          c/o Insight Capital Partners
                                    527 Madison Avenue, 10th Floor
                                    New York, NY 10022

             Glenn E.               Convergent Group Corporation
             Montgomery, Jr.        6399 South Fiddler's Green Circle, Suite 600
                                    Englewood, CO 80111


                  (iv) There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

                  (v) Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office for a term that shall coincide with the term of the Class to which such director shall have been elected.

                  (vi) No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

                  (vii) Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE III applicable thereto, and such directors so elected shall not be subject to the provisions of this ARTICLE IV unless otherwise provided therein.

                                   ARTICLE V

         The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation by the majority vote of the directors then in office. The stockholders may adopt, amend or repeal the bylaws only with the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

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                                   ARTICLE VI

         Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law as amended from time to time, and may not be taken by written consent of stockholders without a meeting.

                                  ARTICLE VII

         Special meetings of the stockholders may be called by the Board of Directors or the Chairman of the Board of Directors, the Chief Executive Officer or the President of the Corporation and may not be called by any other person. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE III hereto, special meetings of holders of such Preferred Stock.

                                  ARTICLE VIII

                  (i) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by Delaware Law.

                  (ii) (a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law; provided, however, that except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any such person (or the heirs, executors or administrators of such person) in connection with any action, suit or proceeding (or part thereof) initiated by such person unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred in this ARTICLE VIII shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE VIII shall be a contract right.

                           (b) The Corporation may, by action of its Board of
Directors, provide indemnification to such of the officers, employees and agents of the Corporation and such other persons serving at the request of the Corporation as officers, employees and agents of another



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corporation, partnership, joint venture, limited liability company, trust or other enterprise to such extent as is permitted by Delaware Law and the Board of Directors shall determine to be appropriate.

                  (iii) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

                  (iv) The rights and authority conferred in this ARTICLE VIII shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

                  (v) Neither the amendment nor repeal of this ARTICLE VIII, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE VIII in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

                                   ARTICLE IX

         The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued shall be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

                  (i) the initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

                  (ii) provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or securities of the Corporation;

                  (iii) provisions which adjust the number or exercise price of such rights, or amount or nature of the stock or other securities or property receivable upon exercise of such rights, in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the



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         Corporation to enter into any such transaction absent an assumption by the other party or parties thereof of the obligations of the Corporation under such rights;

                  (iv) provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

                  (v) provisions which permit the Corporation to redeem such rights; and

                  (vi) the appointment of a rights agent with respect to such rights.

                                   ARTICLE X

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE XI

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers or trustees in dissolution appointed for the Corporation under the provisions of Delaware Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such matter as the said court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                  ARTICLE XII

         The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by the Delaware Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in ARTICLES IV, V, VI, VII, VIII and IX and this ARTICLE XII may not be repealed or amended in any respect, and no other



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provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in ARTICLES IV, V, VI, VII, VIII and IX and this ARTICLE XII unless such action is approved by the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

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